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Exhibit 16

April 1, 2003

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments included under the heading "The General Partner—Independent Accountants" of Form S-1 by our former client, Grant Park Futures Fund Limited Partnership, insofar as they relate to our Firm.

Sincerely,

/s/ GERALD TAGLIA Gerald Taglia Taglia and Associates River Forest, Illinois
Washington, D.C. 20549

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  Exhibit 16